UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)
November 26, 2024
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Zscaler, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-38413 (Commission File Number)	26-1173892 (I.R.S. Employer Identification Number)
120 Holger Way San Jose, California 95134
(Address of principal executive offices and zip code)
(408) 553-0288
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange of which registered
Common Stock, $0.001 Par Value	ZS	The Nasdaq Stock Market LLC

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Change of Control and Severance Policy

On November 26, 2024, the compensation committee (the “Compensation Committee”) of the board of directors of Zscaler, Inc. (the “Company”) approved an amendment to the Zscaler, Inc. Change of Control and Severance Policy (the “Severance Policy”). Each of the Company’s named executive officers is a participant in the Severance Policy.

The terms of the Company’s Severance Policy remain unchanged and are as previously described in the Company’s Proxy Statement filed on November 22, 2024, except that in the event of a termination of the employment of a participant by the Company for a reason other than “cause” or a participant’s death or “disability” (as such terms are defined in the Severance Policy), that occurs other than during the period beginning on and ending 12 months following a Change of Control (as defined in the Severance Policy) (a “Non-COC Qualified Termination”), a participant would be entitled to (1) a percentage of a participant’s annual base salary as in effect for the fiscal year in which the Non-COC Qualified Termination occurs (as specified in the applicable participation agreement), and (2) such participant’s Company equity awards which vest solely based on service to the Company will immediately vest as to a number of shares specified in in the applicable participation agreement. The Compensation Committee approved entering into amended participation agreements with the Company’s named executive officers which shall provide that, in the event of a Non-COC Qualified Termination, a participant will be eligible to receive (i) payments equal to 50% of a participant’s annual base salary as in effect for the fiscal year in which the Non-COC Qualified Termination occurs, payable over 6 months pursuant to the Company’s standard payroll procedures, and (ii) a participant’s Company equity awards which vest solely based on service to the Company will immediately vest as to the number of shares which were scheduled to have vested as of the date that is 6 months following the date of such Non-COC Qualified Termination. Prior to such amendment, participants were not entitled to severance benefits under the Severance Policy in the event of a Non-COC Qualified Termination.

The foregoing description of the Severance Policy is qualified in its entirety by the full text of the Severance Policy, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Retirement of Chief Financial Officer

On December 2, 2024, the Company announced that Remo Canessa, Chief Financial Officer of the Company, notified the Company of his decision to retire as an employee of the Company effective upon the appointment of a successor. His decision to retire is not the result, in whole or in part, of any disagreement with the Company on any matters relating to the Company’s operations, policies or practices. The Company has commenced a search for a new Chief Financial Officer, and Mr. Canessa will remain with the Company through the search and transition period pursuant to terms currently under negotiation.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1+	Zscaler, Inc. Change of Control and Severance Policy (as amended and restated on November 26, 2024)
104	Cover page interactive data file (embedded within the Inline XBRL document)
 + Indicates management contract or compensatory plan or arrangement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zscaler, Inc.

December 2, 2024	/s/	Robert Schlossman
Robert Schlossman
Chief Legal Officer and Secretary